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                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-16905, 333-22749, 333-96393, 333-38626, 333-99749, and 333-99751 of
Forrester Research, Inc. on Form S-8 of our report dated March 11, 2004 (March 14, 2006 with respect to Note 13), appearing in this Annual Report on Form 10-K of Forrester Research, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 14, 2006